                                                                  Exhibit (4)(c)









                      AMENDMENT NO. 3 TO CREDIT AGREEMENT


     AMENDMENT dated as of November 30, 1995 among SUNDSTRAND CORPORATION (the "Borrower"), the BANKS listed on the signature pages hereof (the "Banks") and MORGAN GUARANTY TRUST COMPANY OF NEW YORK, as Agent (the "Agent").

                             W I T N E S S E T H :

     WHEREAS, the parties hereto have heretofore entered into a Credit Agreement dated as of January 28, 1993 (as amended, the "Agreement"); and

     WHEREAS, the parties hereto desire to amend the Agreement to modify the rates of interest and fees payable thereunder, to extend the term thereof and to modify the covenants therein.

     NOW, THEREFORE, the parties hereto agree as follows:

     SECTION 1. Definitions; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Agreement shall from and after the date hereof refer to the Agreement as amended hereby.

     SECTION 2. Amendment of the Agreement. The Agreement is amended as follows:

         (a)  The schedule appearing in the definition of "Leverage Margin" in
    Section 1.01 is changed to read as follows:


         "Leverage Ratio                         Leverage Margin
         ----------------------                  ---------------
         Less than 0.475                              0
         0.475 or More but Less
           Than 0.525                                 0.10%
         0.525 or More                                0.25%"



         (b) The date "January 28, 1998" appearing in the definition of "Termination Date" in Section 1.01 is changed to "November 30, 1998".

         (c) The schedule appearing in the definition of Commitment Fee Rate in Section 1.01 is changed to read as follows:



         "Leverage Ratio                         Commitment Fee Rate
         ----------------------                  -------------------
         Less than 0.475                              0
         0.475 or More but Less
           Than 0.525                                 0.025%
         0.525 or More                                0.0625%"



         (d)  The figure "0.40%" appearing in the definition of "CD Margin" in
    Section 2.07(b) is changed to "0.35%".

         (e) The figure "327.3(e)" appearing in the definition of "Assessment Rate" in Section 2.07(b) is changed to "327.4(a)".

         (f) The figure "0.275% appearing in the definition of "Euro-Dollar Margin" in Section 2.07(c) is changed to "0.225%".

         (g) The figures "0.125%", "0.55" and "0.20%" appearing in the first sentence of Section 2.08(b) are changed to "0.10%", "0.475" and "0.125%", respectively.

         (h)  The figure "0.58" in Section 5.08 is changed to "0.53".

         (i)  Section 5.09 is amended to read in its entirety as follows:

     "SECTION 5.09.  [Reserved]"

     SECTION 3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4. Counterparts; Effectiveness. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Amendment shall become effective as of the date hereof when the Agent shall have received duly executed counterparts hereof signed by the Borrower and each of the Banks (or, in the case of any party as to which an executed counterpart shall not have been received, the Agent shall have received telegraphic, telex or other written confirmation from such party of execution of a counterpart hereof by such party).

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

                                           SUNDSTRAND CORPORATION


                                           By /s/ James F. Ricketts
                                           ---------------------------------
                                              Title:  Vice President and
                                                      Treasurer


                                           MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK


                                           By /s/ George Stapleton
                                           ---------------------------------
                                              Title:  Vice President


                                           BANK OF AMERICA NATIONAL TRUST
                                              AND SAVINGS ASSOCIATION


                                           By /s/ Patricia DelGrande
                                           ---------------------------------
                                              Title:  Managing Director


                                           M&I MARSHALL & ILSLEY BANK


                                           By /s/ Steven F. Geimer
                                           ---------------------------------
                                              Title:  Vice President

                                           MELLON BANK, N.S.


                                           By /s/ Reginald T. Overton
                                           ---------------------------------
                                              Title:  Vice President


                                           THE BANK OF NOVA SCOTIA


                                           By /s/ F.C.H. Ashby
                                           ---------------------------------
                                              Title:  Senior Manager
                                                      Loan Operations


                                           THE FIRST NATIONAL BANK OF
                                              CHICAGO


                                           By /s/ William J. Oleferchik
                                           ---------------------------------
                                              Title:  Authorized Agent


                                           UNION BANK OF SWITZERLAND


                                           By /s/ Douglas R. Elliot
                                           ---------------------------------
                                              Title: Vice President
                                                     Corporate Banking


                                           By /s/ Robert H. Riley III
                                           ---------------------------------
                                              Title:  Managing Director


                                           MORGAN GUARANTY TRUST COMPANY
                                              OF NEW YORK, as Agent


                                           By /s/ George R. Stapleton
                                           ---------------------------------
                                              Title:  Vice President